UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

ZIMVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41242	87-2007795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10225 Westmoor Drive

Westminster, Colorado 80021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 443-7500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZIMV	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022 (the “Distribution Date”), Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”) completed the previously announced separation (the “Separation”) of its spine and dental businesses through the distribution by Zimmer Biomet of 80.3% of the outstanding shares of common stock of ZimVie Inc. (the “Company” or “ZimVie”) to Zimmer Biomet stockholders at the close of business on February 15, 2022. In connection with the Separation, the following ZimVie compensation plans and agreements became effective as of the Distribution Date.

Executive Severance Plan

The Executive Severance Plan provides payments and benefits to certain eligible members of the Company’s executive leadership team following a termination by the Company of a participant’s employment, unless his or her employment is terminated for misconduct or other specified reasons. The Company’s executive officers, Vafa Jamali, President and Chief Executive Officer, Richard Heppenstall, Executive Vice President, Chief Financial Officer and Treasurer, Rebecca Whitney, Senior Vice President and President, Global Spine, Indraneel Kanaglekar, Senior Vice President and President, Global Dental, David Harmon, Senior Vice President, Chief Human Resources Officer, and Heather Kidwell, Senior Vice President, Chief Legal and Compliance Officer and Corporate Secretary, participate in the Executive Severance Plan. Upon a qualifying termination, a participant is eligible to receive: (i) a lump-sum severance amount equal to two times (for Mr. Jamali) or one time (for other participants) the sum of his or her annualized base salary in effect when the termination occurs, plus his or her target annual bonus amount in effect when the termination occurs; (ii) if such termination occurs on or after January 1 but prior to the payment date for bonuses related to the previous calendar year, a lump-sum amount equal to the bonus he or she would have received under the annual cash incentive plan, if any, had he or she remained employed on the payment date; (iii) a lump-sum amount equal to the monthly COBRA premium for medical and dental insurance, multiplied by 24 for Mr. Jamali and by 12 for other participants; and (iv) outplacement services with a value not to exceed $25,000. Payments and benefits under the Executive Severance Plan are conditioned on a participant signing a general release of claims. This description of the Executive Severance Plan is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Change in Control Severance Agreement with Vafa Jamali

The Company has entered into a Change in Control Severance Agreement with Mr. Jamali. The agreement provides for benefits only upon the occurrence of both a change in control during the term of the agreement and either (i) an involuntary termination of employment without “cause” (as defined in the agreement) or (ii) a voluntary termination of employment with “good reason” (as defined in the agreement). If both triggers occur, Mr. Jamali will receive a lump sum payment equal to two and one-half times the sum of his base salary and target annual incentive award. In addition, Mr. Jamali will receive a payout of any unpaid incentive compensation allocated or awarded to him for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to him for the current calendar year (assuming for this purpose that all performance conditions for such awards have been met). The agreement also provides that if prior to a change in control, Mr. Jamali’s employment is terminated without cause at the direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, or by Mr. Jamali for good reason where the circumstance or event which constitutes good reason occurs at the direction of such person, Mr. Jamali will be entitled to a lump-sum severance payment equal to two and one-half times the sum of his base salary and the amount of the largest aggregate annual bonus paid to him with respect to the three years immediately prior to the year in which a notice of termination is given. In addition, in the circumstances described in the preceding sentence, Mr. Jamali will receive a payout of any unpaid incentive compensation allocated or awarded to him for the completed calendar year preceding the date of termination, provided that the performance conditions applicable to such incentive compensation are met, and an amount equal to a pro rata portion to the date of termination of the average annual award paid to Mr. Jamali under the Company’s incentive compensation plans during the three years immediately prior to the year in which the notice of termination was given. If both triggers occur, this agreement also provides that, unless otherwise provided for under a written award agreement, (i) all outstanding stock options granted to Mr. Jamali will become immediately vested and exercisable, (ii) all time-based restrictions on restricted shares and restricted stock units (“RSUs”) will immediately lapse, and (iii) with respect to performance-based restricted shares and RSUs, the number of shares or units that will be earned will be the greater of (a) the target number, or (b) the number that would have been earned based on actual performance through the date of the change in control. In addition, Mr. Jamali will receive a cash amount equal to the unvested portion, if any, of the Company’s matching contributions (and attributable earnings) credited to him under the Company’s savings plan, a lump-sum payment equal to two times the annual premium value for life insurance coverage (to the extent the Company is unable to provide such life insurance coverage for two years post-termination) and a lump-sum payment equal to two years of COBRA premiums. Mr. Jamali will also receive reasonable outplacement services for up to six months post-termination. To receive the severance benefits provided under the agreement, Mr. Jamali will be required to sign a general release of any claims against the Company and must enter into or affirm a non-compete agreement. This description of the Change in Control Severance Agreement is qualified in its entirety by reference to the full text of the agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Change in Control Severance Agreements with Other Executives

The Company has entered into Change in Control Severance Agreements with each of Messrs. Harmon, Heppenstall and Kanaglekar, and Mmes. Kidwell and Whitney. These agreements provide for benefits only upon the occurrence of both a change in control during the term of the agreements and either (i) an involuntary termination of employment without “cause” (as defined in the agreements) or (ii) a voluntary termination of employment with “good reason” (as defined in the agreements). If both triggers occur, the executive will receive a lump sum payment equal to two times the sum of his or her base salary and target annual incentive award. In addition, the executive will receive a payout of any unpaid incentive compensation allocated or awarded for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards for the current calendar year (assuming for this purpose that all performance conditions for such awards have been met). These agreements also provide that if prior to a change in control, the executive’s employment is terminated without cause at the direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, or by the executive for good reason where the circumstance or event which constitutes good reason occurs at the direction of such person, the executive will receive a lump-sum severance payment equal to two times the sum of his or her base salary and the amount of the largest aggregate annual bonus paid to him or her with respect to the three years immediately prior to the year in which the notice of termination is given. In addition, in the circumstances described in the preceding sentence, the executive will receive a payout of any unpaid incentive compensation allocated or awarded for the completed calendar year preceding the date of termination, provided that the performance conditions applicable to such incentive compensation are met, and an amount equal to a pro rata portion to the date of termination of the average annual award paid to the executive under the Company’s incentive compensation plans during the three years immediately prior to the year in which the notice of termination was given. If both triggers occur under these agreements, the agreements provide that, unless otherwise provided for under a written award agreement, (i) all outstanding stock options granted to the executive will become immediately vested and exercisable, (ii) all time-based restrictions on restricted shares and RSUs will immediately lapse, and (iii) with respect to performance-based restricted shares and RSUs, the number of shares or units that will be earned will be the greater of (a) the target number, or (b) the number that would have been earned based on actual performance through the date of the change in control. In addition, the executive would receive a cash amount equal to the unvested portion, if any, of the Company’s matching contributions (and attributable earnings) credited to him or her under the Company’s savings plan, a lump-sum payment equal to two times the annual premium value for life insurance coverage (to the extent the Company is unable to provide such life insurance coverage for two years post-termination) and a lump-sum payment equal to two years of COBRA premiums. The executive will also receive reasonable outplacement services for up to six months post-termination. To receive the severance benefits provided under the agreements, the executive will be required to sign a general release of any claims against the Company and must enter into or affirm a non-compete agreement. This description of the Change in Control Severance Agreements is qualified in its entirety by reference to the full text of the form of the agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Deferred Compensation Plan

The Deferred Compensation Plan (the “DCP”) provides eligible employees with the opportunity to defer each year, on a pre-tax basis, up to 50% of base salary and up to 95% of annual incentive awards. The Company will match 100% of a participant’s contributions, up to a maximum of 6% of his or her aggregate base salary and annual incentive award, minus the Company’s matching contributions under the Company’s savings plan. The Company’s matching contributions will vest 25% per year of service. Service with Zimmer Biomet before the Separation will be included as service with the Company. If a participant is terminated for cause (as defined in the DCP), then the participant will forfeit all amounts in his or her Company matching contribution account. Each of the Company’s executive officers is eligible to participate in the DCP. This description of the DCP is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Executive Annual Incentive Plan

The Executive Annual Incentive Plan provides for annual bonuses to key executives of the Company as selected by the Company’s Compensation Committee (the “Compensation Committee”). For each fiscal year, the Compensation Committee will determine the performance measures that will be used to determine the bonus awards to participants and set specific targets for each of the selected performance measures that will determine the amount of the bonus award. After the end of a fiscal year, the Compensation Committee will determine the extent to which awards have been earned for that fiscal year. The maximum bonus payable to a participant under the plan is 400% of a participant’s base salary at the beginning of the fiscal year. Each of the Company’s executive officers participate in the Executive Annual Incentive Plan. This description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Corporate Executive Confidentiality, Non-Competition and Non-Solicitation Agreements

The Company has entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of the Company’s executive officers. These agreements provide that the executive is restricted from competing with the Company for a period of 18 months following termination of employment within a specified territory and, under certain circumstances, provide for payments to the executive following his or her severance benefit period until the expiration of the non-compete period if the executive is denied specific employment due to the non-compete agreement. These agreements also contain provisions prohibiting disclosure by the executive of confidential information, provisions regarding ownership of inventions, return of confidential information and Company property, a covenant not to solicit customers or employees or interfere in business relationships and a covenant not to disparage the Company. This description of the Confidentiality, Non-Competition and Non-Solicitation Agreements is qualified in its entirety by reference to the full text of the form of the agreement, which is included as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Stock Plan Award Agreements

The Company adopted forms of award agreements for awards to be granted under the Company’s 2022 Stock Incentive Plan. The Three-Year Vesting RSU Award Agreement provides for the grant of RSUs that will vest in three equal installments on the first three anniversaries of the date of grant. The Three-Year Cliff Vesting RSU Award Agreement provides for the grant of RSUs that will vest on the third anniversary of the date of grant. The Three-Year Vesting Option Award Agreement provides for the grant of nonqualified stock options that will vest in three equal installments on the first three anniversaries of the date of grant. The Company also adopted a form of RSU Award Agreement for Non-Employee Directors to be granted under the Company’s Stock Plan for Non-Employee Directors, which provides for the grant of RSUs that will vest as of the date of grant, but payment will be deferred until the later of (i) three years from the date of grant or (ii) the first date on which the holder ceases to be a director. This description of the award agreements is qualified in its entirety by reference to the full text of the forms of the agreements, which are included as Exhibits 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Supplemental Individual Disability Insurance Plan

The Company adopted a Supplemental Individual Disability Insurance Plan which is available to certain categories of employees, including each of the Company’s executive officers. The plan generally provides for income replacement for a total disability as well certain rehabilitation services, work incentive benefits, certain benefits for a less-than-total disability and certain benefits for up to 6 months for individuals who return to work but have a loss of earnings. This description of the Supplemental Individual Disability Insurance Plan is qualified in its entirety by reference to the full text of the plan, which is included as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of its directors and executive officers providing that the Company will indemnify the executive officer or director to the fullest extent permitted by law against liability that may arise by reason of his or her Company service, and to advance certain expenses incurred as a result of any proceeding as to which he or she could be indemnified. This description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of the agreements, which is included as Exhibit 10.12 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

10.1	ZimVie Inc. Executive Severance Plan.

10.2	ZimVie Inc. Change in Control Severance Agreement with Vafa Jamali, dated as of March 1, 2022.

10.3	Form of ZimVie Inc. Change in Control Severance Agreement.

10.4	ZimVie Inc. Deferred Compensation Plan.

10.5	ZimVie Inc. Executive Annual Incentive Plan.

10.6	Form of ZimVie Inc. Corporate Executive Confidentiality, Non-Competition and Non-Solicitation Agreement.

10.7	Form of ZimVie Inc. Three-Year Vesting Restricted Stock Unit Award Agreement.

10.8	Form of ZimVie Inc. Three-Year Cliff Vesting Restricted Stock Unit Award Agreement.

10.9	Form of ZimVie Inc. Three-Year Vesting Nonqualified Stock Option Award Agreement.

10.10	Form of ZimVie Inc. Restricted Stock Unit Award Agreement under the Stock Plan for Non-Employee Directors.

10.11	ZimVie Inc. Supplemental Individual Disability Insurance Plan.

10.12	Form of ZimVie Inc. Indemnification Agreement with Directors and Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2022

ZIMVIE INC.

By:	/s/ Heather Kidwell
Name:	Heather Kidwell
Title:	Senior Vice President, Chief Legal and Compliance Officer and Corporate Secretary